================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2000

                             VA LINUX SYSTEMS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                         000-28369                       77-0399299
----------------------------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION OF       (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                               1382 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (408) 542-8600

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On June 7, 2000, VA Linux Systems, Inc. ("VA Linux") closed its acquisition of Andover.Net, Inc., a Delaware corporation ("Andover.Net") pursuant to an Agreement and Plan of Reorganization (the "Agreement") between VA Linux, Atlanta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of VA Linux ("Sub"), and Andover.Net, dated as of February 3, 2000, and amended on April 26, 2000. Under the Agreement, Sub merged with and into Andover.Net, and Andover.Net continued as the surviving corporation, becoming a wholly-owned subsidiary of VA Linux (the "Merger"). Pursuant to the Agreement, VA Linux acquired all of the outstanding shares of Andover.Net. Each share of Andover.Net Common Stock outstanding as of the closing of the transaction was exchanged for
0.425 of a share of VA Linux Common Stock. The Merger is intended to qualify as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and is being accounted for as a purchase.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

     (b) The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

     (c)  Exhibits

          99.1 Text of Press Release dated June 7, 2000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VA LINUX SYSTEMS, INC.
                                      a Delaware corporation


Dated: June 22, 2000                  By: /s/ LARRY M. AUGUSTIN
                                          -------------------------------------
                                          Larry M. Augustin
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX




Exhibit Number    Description
--------------------------------------------------------------------------------

99.1 Text of Press Release dated June 7, 2000.